                                                                    EXHIBIT 99.1


(NATCO GROUP LOGO)                                          PRESS RELEASE

2950 North Loop West, Suite 700
Houston, TX 77092
PHONE: (713) 685-8062  FAX: (713) 683-7841

--------------------------------------------------------------------------------
NATCO GROUP REPORTS FOURTH QUARTER AND YEAR END RESULTS

                                                      HOUSTON, FEBRUARY 24, 2004
--------------------------------------------------------------------------------

NATCO Group Inc. (NYSE: NTG) today announced fourth quarter 2003 revenue of $77.0 million and net loss available to shareholders of $0.8 million ($(0.05) per share) compared to revenue and net income of $75.0 million and $1.3 million ($0.08 per share) for the fourth quarter of 2002.

The 2003 fourth quarter net loss includes $1.2 million of closure and severance costs related to the Company's previously announced restructuring program, $0.3 million of net foreign exchange transaction losses, tax valuation allowances of $0.4 million and a $0.2 million impact of a change in the annual effective tax rate, compared with $1.0 million of similar expenses in the fourth quarter of 2002. Excluding these charges, net of tax, the Company's earnings available to common shareholders for the quarter would have been $0.7 million ($0.04 per share) for the quarter as compared to $1.8 million ($0.11 per share) for the fourth quarter of 2002.(1)

NATCO revenue increased 2.7% compared to the prior year fourth quarter. Gross margins as a percent of revenue decreased from 25.8% of revenue to 22.9% year over year. Total segment profit2 for the fourth quarter was $4.4 million as compared to $5.3 million in the prior year. Lower gross margin percent and segment profit as compared to prior year is due to lower revenue in the current quarter from Pemex and membrane replacement sales, which carry relatively high margins and were significant in the fourth quarter of 2002. Excluding these two items, NATCO's results for the fourth quarter 2003 show a strong favorable comparison to fourth quarter 2002. Total segment profit for the fourth quarter was also 31.4% higher than the results for the third quarter of 2003.

"The fourth quarter results reflect improvement over the third quarter, taking into account restructuring charges, and close out two difficult years for the Company," commented Nat Gregory, Chairman and Chief Executive Officer. "The story at the beginning of 2004 is quite different. North American activity for traditional production equipment and services has improved greatly due to last year's increase in the domestic rig count. Our new Sacroc facility expansion, which went into service at the end of the year is performing well as 2004 begins and will contribute significantly to our profitability growth this year. Pemex revenue and membrane replacement sales should also contribute significantly to 2004 profitability, although results can vary significantly from quarter to quarter, as the fourth quarter of 2003 illustrates. There is an encouraging level of prospects and bid activity for international projects, and the restructuring program we initiated in 2003 provides a good foundation to drive revenue growth to the bottom line in 2004 and beyond."

The Company's closure and severance costs for the fourth quarter represent an increase over prior guidance as additional cost initiatives were undertaken at year-end. The Company expects to realize $5.0 million annual run-rate in expense reductions by the second half of 2004.

The Company expects earnings per share for 2004, assuming current activity levels and market conditions, to be in the range of $0.40 to $0.50 per share on revenue of approximately $300 to $320 million. Total segment profit and earnings per share for the first quarter of 2004 are expected to be comparable to the fourth quarter of 2003, with significant improvement expected in the second quarter of 2004.


Debt at year-end was $43.6 million with an overall debt to total capitalization ratio of 28.9%. As the Company's current credit facility expires March 31, 2004, all term loan and revolving debt is classified as current on the accompanying balance sheet as of December 31, 2003. The Company is in the process of refinancing its credit facility and expects to complete the refinancing in early March.

NATCO will host a conference call today, February 24, 2004 at 9:00 am Central Time, 10:00 am Eastern Time, to discuss the quarter's results. The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen. Persons wishing to listen to the conference call may do so by logging onto http://www.firstcallevents.com/service/ajwz401145836gf12.html at least 10 minutes prior to the call. The call will also be available for replay on NATCO's investor relations webpage.


NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 70 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Form S-1 and the Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.




     1. These figures represent non-GAAP financial measures as defined under Regulation G. The most directly comparable financial measures calculated in accordance with GAAP are presented in the first paragraph of this press release. A schedule reconciling the non-GAAP and GAAP presentations is included in tabular form at the end of this press release.

     2. The Company calculates segment profit, previously defined as "Internal Profit" in the first quarter of 2003, as income before net interest expense, income taxes, depreciation and amortization expense, other expense, net, and accounting changes. This information is used internally by the Company's management to evaluate the results of operations. The Company's management has chosen to present this information to investors as comparative information about the Company's on-going financial performance. During the third quarter, the Company changed its definition of segment profit from what was previously disclosed in the December 31, 2002 Form 10-K.

                        NATCO GROUP INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,    DECEMBER 31,
                                                                     2003            2002
                                                                 ------------    ------------
                                                                  (UNAUDITED)
                                           ASSETS

Current assets:
  Cash and cash equivalents..................................     $    1,751      $   1,689
  Trade accounts receivable, net.............................         70,902         74,677
  Inventories................................................         34,573         32,400
  Deferred income taxes, net.................................          2,846          5,506
  Income tax receivable......................................            987            299
  Prepaid expenses and other current assets..................          3,937          3,500
                                                                  ----------      ---------
        Total current assets.................................        114,996        118,071
Property, plant and equipment, net...........................         37,076         29,791
Goodwill, net................................................         80,097         78,977
Deferred income tax assets, net..............................          4,290          2,984
Other assets, net............................................          1,269          1,772
                                                                  ----------      ---------
        Total assets.........................................     $  237,728      $ 231,595
                                                                  ==========      =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt (1).................     $   42,428      $   7,097
  Accounts payable...........................................         38,976         36,074
  Accrued expenses and other.................................         30,257         37,243
  Customer advances..........................................          5,527          1,354
                                                                  ----------      ---------
        Total current liabilities............................        117,188         81,768
Long-term debt, excluding current installments ..............          1,192         45,257
Postretirement benefit and other long-term liabilities.......         12,771         12,718
                                                                  ----------      ---------
        Total liabilities....................................        131,151        139,743
                                                                  ----------      ---------

Series B redeemable convertible preferred stock (aggregate
  redemption value of $15,000), $.01 par value.
  15,000 shares authorized, issued and outstanding
  (net of issuance costs)....................................         14,101             --

Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000
    shares (of which 500,000 are authorized under Series A
    and 15,000 are authorized under Series B); no shares
    issued and outstanding (except Series B shares above)....             --             --
  Series A preferred stock, $.01 par value. Authorized
    500,000 shares; no shares issued and outstanding.........             --             --
  Common stock, $.01 par value. Authorized 50,000,000
    shares; issued and outstanding 15,854,067 and
    15,803,797 shares as of December 31, 2003 and 2002,
    respectively.............................................            159            158
  Additional paid-in capital.................................         97,351         97,223
  Accumulated earnings.......................................          8,115          8,734
    Treasury stock, 795,692 shares at cost as of
      December 31, 2003 and 2002.............................         (7,182)        (7,182)
  Accumulated other comprehensive loss.......................         (2,127)        (3,395)
  Notes receivable from officers and stockholders............         (3,840)        (3,686)
                                                                  -----------     ---------
        Total stockholders' equity...........................         92,476         91,852
                                                                  ----------      ---------
Commitments and contingencies
        Total liabilities and stockholders' equity...........     $  237,728      $ 231,595
                                                                  ==========      =========

(1) The Company's current credit facility expires March 31, 2004 and, as such, all term and revolving debt is classified as current at December 31, 2003. The Company is in the process of refinancing its credit facility and expects to complete the refinancing in early March.

                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        THREE MONTHS ENDED         YEAR ENDED
                                                           DECEMBER 31,           DECEMBER 31,
                                                       -------------------    --------------------
                                                         2003        2002       2003        2002
                                                       -------     -------    --------    --------
Revenues...........................................    $77,035     $75,002    $281,462    $289,539
Cost of goods sold.................................     59,414      55,650     215,459     219,354
                                                       -------     -------    --------    --------
          Gross profit.............................     17,621      19,352      66,003      70,185
Selling, general and administrative expense........     13,185      14,084      51,476      53,947
Depreciation and amortization expense..............      1,418       1,318       5,069       4,958
Closure and other..................................      1,158         548       2,105         548
Interest expense...................................        996       1,104       4,085       4,527
Interest cost on postretirement benefit liability..        209         104         837         471
Interest income....................................        (49)        (74)       (190)       (248)
Other, net.........................................        381         636       1,211         400
                                                       -------     -------     -------     -------
     Income before income taxes and cumulative
       effect of change in accounting principle....        323       1,632       1,410       5,582
Income tax provision...............................        744         326       1,243       1,705
                                                       -------     -------     -------     -------
     Net income (loss) before cumulative effect of
       change in accounting principle..............       (421)      1,306         167       3,877
Cumulative effect of change in accounting
  principle (net of tax benefit of $18)............         --          --          34          --
                                                       -------     -------     -------     -------
          Net income (loss)........................    $  (421)    $ 1,306     $   133     $ 3,877
Preferred stock dividends..........................        375          --       1,152          --
                                                       -------     -------     -------     -------
          Net income (loss) available to common
            stockholders...........................    $  (796)    $ 1,306     $(1,019)    $ 3,877
                                                       =======     =======     =======     =======
Earnings per share--basic:
Net income (loss) before cumulative effect of
   change in accounting principle..................    $ (0.05)    $  0.08     $ (0.06)    $  0.25

Cumulative effect of change in accounting
  principle........................................         --          --          --          --
                                                       -------     -------     -------     -------
          Net income (loss) available to common
            stockholders...........................    $ (0.05)    $  0.08     $ (0.06)    $  0.25
                                                       =======     =======     =======     =======

Earnings per share--diluted:
Net income (loss) before cumulative effect of
  change in accounting principle...................    $ (0.05)    $  0.08     $ (0.06)    $  0.24
Cumulative effect of change in accounting
  principle........................................         --          --          --          --
                                                       -------     -------     -------     -------
          Net (loss) income available to common
            stockholders...........................    $ (0.05)    $  0.08     $ (0.06)    $  0.24
                                                       =======     =======     =======     =======
Basic weighted average number of shares of
  common stock outstanding.........................     15,854      15,804      15,841      15,804
Diluted weighted average number of shares
  of common stock outstanding......................     15,854      15,867      15,841      15,920

                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                      Three Months Ended                   Year Ended
                                                         December 31,                     December 31,
                                                    ----------------------           -----------------------
                                                      2003           2002              2003           2002
                                                    -------        -------           --------       --------
Revenue:
North American Operations                           $40,381        $34,726           $132,670       $137,374
Engineered systems                                   24,136         27,928             98,280        107,041
Automation & Control Systems                         14,027         14,282             56,679         52,142
Eliminations                                         (1,509)        (1,934)            (6,167)        (7,018)
                                                    -------        -------           --------       --------
Total revenue                                       $77,035        $75,002           $281,462       $289,539
                                                    =======        =======           ========       ========
Gross profit:
North American Operations                           $ 9,595        $10,611            $33,775        $37,583
Engineered Systems                                    5,706          6,290             22,525         23,213
Automation & Control Systems                          2,320          2,451              9,703          9,389
Eliminations                                           --             --                 --             --
                                                    -------        -------           --------       --------
Total gross profit                                  $17,621        $19,352           $ 66,003       $ 70,185
                                                    =======        =======           ========       ========
Gross profit % of revenue:
North American Operations                              23.8%          30.6%              25.5%          27.4%
Engineered Systems                                     23.6%          22.5%              22.9%          21.7%
Automation & Control Systems                           16.5%          17.2%              17.1%          18.0%
Total gross profit % of revenue                        22.9%          25.8%              23.5%          24.2%

Operating expenses:
North American Operations                           $ 6,401        $ 6,123           $ 23,657       $ 25,334
Engineered Systems                                    4,673          5,746             19,237         20,250
Automation & Control Systems                          1,344          1,407              4,906          5,063
Corporate and other                                     767            808              3,676          3,300
                                                    -------        -------           --------       --------
Total operating expenses                            $13,185        $14,084           $ 51,476       $ 53,947
                                                    =======        =======           ========       ========
Segment profit:
North American Operations                           $ 3,194        $ 4,488           $ 10,118       $ 12,249
Engineered Systems                                    1,033            544              3,288          2,963
Automation & Control Systems                            976          1,044              4,797          4,326
Corporate and other                                    (767)          (808)            (3,676)        (3,300)
                                                    -------        -------           --------       --------
Total segment profit                                $ 4,436        $ 5,268           $ 14,527       $ 16,238
                                                    =======        =======           ========       ========

Bookings:
North American Operations                           $35,802        $34,628           $132,467       $126,104
Engineered Systems                                   20,098          6,752             71,445        105,698
Automation & Control Systems                         13,629         15,450             51,401         46,575
                                                    -------        -------           --------       --------
Total bookings                                      $69,529        $56,830           $255,313       $278,377
                                                    =======        =======           ========       ========


                                                                                        As of December 31,
                                                                                     -----------------------
                                                                                       2003           2002
                                                                                     --------       --------
Backlog:
North American Operations                                                            $ 15,216       $ 14,051
Engineered Systems                                                                     45,009         71,059
Automation & Control Systems                                                            3,726          4,989
                                                                                     --------       --------
Total backlog                                                                        $ 63,951       $ 90,099
                                                                                     ========       ========

                        NATCO GROUP INC. AND SUBSIDIARIES

         UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO
                              NON-GAAP DISCLOSURES
                                 (IN THOUSANDS)

                                                          FOR THE QUARTER ENDED DECEMBER 31, 2003
                                                      ----------------------------------------------
                                                        INCOME             SHARES          PER-SHARE
                                                      (NUMERATOR)      (DENOMINATOR)        AMOUNT
                                                      -----------      -------------       ---------
                                                                 (UNAUDITED, IN THOUSANDS,
                                                                 EXCEPT PER SHARE AMOUNTS)

Net loss............................................    $  (421)
Certain adjustments:
   Closure and other................................      1,158
   Loss on foreign exchange, net(1).................        273
   Tax effect(2)....................................       (595)
   Tax valuation allowances.........................        409
   Impact of change in annual effective tax
     rate on current quarter........................        204
                                                        -------
Adjusted net income.................................      1,028
Preferred stock dividends accrued...................       (375)
                                                        -------
   Income available to common shareholders
     (adjusted for certain items)...................    $   653
                                                        =======
BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders.............    $   653             15,854           $ 0.04
                                                                                             ======
EFFECT OF DILUTIVE SECURITIES
Stock options.......................................         --                 50
                                                        -------             ------
DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders.............    $   653             15,904           $ 0.04
                                                        =======             ======           ======

                                                          FOR THE QUARTER ENDED DECEMBER 31, 2002
                                                      ----------------------------------------------
                                                        INCOME             SHARES          PER-SHARE
                                                      (NUMERATOR)      (DENOMINATOR)        AMOUNT
                                                      -----------      -------------       ---------
                                                                 (UNAUDITED, IN THOUSANDS,
                                                                 EXCEPT PER SHARE AMOUNTS)

Net income..........................................    $ 1,306
Certain adjustments:
   Closure and other................................        548
   Loss on foreign exchange, net(1).................        409
   Tax effect(2)....................................       (474)
                                                        -------
Adjusted net income.................................      1,789
Preferred stock dividends accrued...................         --
                                                        -------
   Income available to common shareholders
     (adjusted for certain items)...................    $ 1,789
                                                        =======
BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders.............    $ 1,789             15,804           $ 0.11
                                                                                             ======
EFFECT OF DILUTIVE SECURITIES
Stock options.......................................         --                 63
                                                        -------             ------
DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders.............    $ 1,789             15,867           $ 0.11
                                                        =======             ======           ======

(1) Included in Other, net in the accompanying income statement.

(2) Calculated at the effective tax rate, assuming exclusion of Closure and other, Loss on foreign exchange, net and Tax valuation allowances.